UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2008

_______________

ANGEL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-32829	88-0470235
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1802 N. Carson St., No. 212-2705,  Carson City, Nevada 89701
(Address of principal executive offices, including zip code)

(775) 887-0670
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On April 24, 2008, Angel Acquisition Corp. (the “Registrant”) entered into a Stock Purchase Agreement with Terminus, Inc. (“Terminus”) pursuant to which Terminus purchased 10,000,000 shares of Series C Preferred Stock of The Blackhawk Fund, a Nevada corporation, from the Registrant for $363,000.

Item 2.01                     Completion of Acquisition or Disposition of Assets

On April 24, 2008, as described in Item 1.01 above, Terminus purchased 10,000,000 shares of Series C Preferred Stock of The Blackhawk Fund from the Registrant.  Each share of Series C Preferred Stock of The Blackhawk Fund was entitled to 100 votes per share.  As of the date thereof, The Blackhawk Fund had approximately 562,293,791 million shares of common stock outstanding.  As a result, the sale of the Series C Preferred Stock by the Registrant to Terminus effectively transferred Registrant’s control of the company to Terminus, giving Terminus approximately 62% of all votes entitled to be cast in any matter requiring or permitting a vote of stockholders.

Item 9.01                     Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Stock Purchase Agreement dated April 24, 2008 by and among Terminus, Inc., The Blackhawk Fund and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008	ANGEL ACQUISITION CORP.

By: /s/ Steve Bonenberger
Steve Bonenberger, President